                                                                    EXHIBIT 10.3





                             STOCKHOLDERS AGREEMENT




                          DATED AS OF NOVEMBER 17, 1999


                                      among


                                ROBERT S. TRUMP,

                              JEFFREY S. SILVERMAN,

                                   RONALD NASH

                                       and

                              FINANCIAL PERFORMANCE

                                   CORPORATION




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                             STOCKHOLDERS AGREEMENT

         THIS STOCKHOLDERS AGREEMENT (the "AGREEMENT") is entered into as of November 17, 1999 by and among Robert S. Trump ("TRUMP"), Jeffrey S. Silverman ("SILVERMAN"), Ronald Nash ("NASH") and Financial Performance Corporation, a New York corporation (the "COMPANY"). Each of the parties to this Agreement (other than the Company) and any other individual, corporation, partnership, trust, unincorporated organization or other entity (a "PERSON") who shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a "STOCKHOLDER".

                                    RECITALS

         Concurrently with the execution of this Agreement, Silverman and Trump will consummate the transactions contemplated by that certain Stock Purchase and Sale Agreement dated as of November 17, 1999 among the Company, Silverman and Trump (the "SILVERMAN PURCHASE AGREEMENT").

         Concurrently with the execution of this Agreement, Nash and Trump are consummating the transactions contemplated by that certain Stock Purchase and Sale Agreement dated as of November 16, 1999 among the Company, Nash and Trump (the "NASH PURCHASE AGREEMENT" and, together with the Silverman Purchase Agreement, the "PURCHASE AGREEMENTS").

         Following the consummation of the transactions contemplated by the Purchase Agreements, Silverman will own 500,000 shares of Common Stock, par value $.01 per share, of the Company (the "COMMON STOCK"), Nash will own 500,000 shares of Common Stock, and Trump will own 4,555,422 shares of Common Stock.

         The Stockholders desire, for their mutual benefit and protection, to enter into this Agreement to set forth their respective rights and obligations with respect to shares of Common Stock beneficially owned by each of the Stockholders (whether acquired on the date hereof or hereafter, including all shares of Common Stock issuable upon the exercise of the Stock Options, warrants to purchase Common Stock or otherwise.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Silverman Purchase Agreement.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                           ARTICLE 1. Corporate Issues

         1.1      Election of Directors.

         Simultaneous with the execution and delivery of this Agreement, the Board of Directors of the Company (the "BOARD OF DIRECTORS") is taking such action as is necessary to (a) set the number of members of the Board of Directors at five; (b) appoint Nash to the Board of Directors of the Company until the next annual meeting of stockholders or until his successor is duly

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elected and qualified; and (c) appoint Silverman to the Board of Directors of the Company until the next annual meeting of stockholders or until his successor is duly elected and qualified.

         The Stockholders agree that so long as Silverman holds more than 500,000 shares of Common Stock, Silverman shall have the right to designate himself or another individual as a nominee for election as a director of the Company (the "SILVERMAN DIRECTOR"). The Stockholders agree that so long as Nash holds more than 500,000 shares of Common Stock, Nash shall have the right to designate himself or another individual as a nominee for election as a director of the Company (the "NASH DIRECTOR"). Trump hereby agrees to vote all shares of Common Stock beneficially owned by him for the Silverman Director and the Nash Director.

         1.2      Fundamental Corporate Actions.

         So long as Silverman shall beneficially own at least 500,000 shares of Common Stock, Trump agrees not to vote his shares in favor of any of the actions referred to in clauses (i) through (v) of this Section 1.2 without the affirmative written consent of Silverman.

         So long as Nash shall beneficially own at least 500,000 shares of Common Stock, Trump agrees not to vote his shares in favor of any of the actions referred to in clauses (i) through (v) of this Section 1.2 without the affirmative written consent of Nash.

                  (i) the making, alteration, amendment or repeal of the Certificate of Incorporation or any part thereof, or the making, alteration, amendment or repeal of the By-laws or any part thereof, of the Company or any of its subsidiaries;

                  (ii) the sale of all or substantially all of the assets of the Company or any of its subsidiaries in any one transaction or series of related transactions;

                  (iii) the merger, consolidation or other business combination of the Company or any of its subsidiaries with or into any other person or entity or a statutory share exchange between the Company or any of its subsidiaries and any other person or entity;

                  (iv) the liquidation, dissolution or winding up of the Company or any of its subsidiaries; or

                  (v) except as otherwise contemplated in this Section 1.2, the entering into of any contract, agreement or commitment to do, the authorization, approval, ratification or confirmation of, or the delegation of the power to act on behalf of the Company or the Board of Directors in respect of, any of the foregoing.

                       ARTICLE 2. Restrictions on Transfer

         2.1      General Restrictions on Transfer.

         Trump hereby agrees that he will not, directly or indirectly, Transfer any shares of capital stock of the Company (or any interest therein), any stock certificates representing the same or any voting trust certificate issued with respect to said capital stock, or any option, right or

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warrant to acquire shares of Common Stock, now or hereafter at any time owned by him (collectively, the "Remaining Shares"), to any Person (a "Transferee"), except pursuant to the Stock Option Agreements or as permitted under the Stockholders Agreement; provided, however, that Trump may Transfer any of the Remaining Shares to (x) any immediate member of his family, (y) a trust established for the benefit of any immediate member of his family or (z) any entity established solely for the purpose of holding title to such shares and performing Trump's obligations under this Agreement, in each case as long as any Transferee in clause (x), (y) or (z) assumes and agrees in writing to be bound by all of the terms of this Agreement; provided, further, that Trump may Transfer any of the Remaining Shares by pledge or hypothecation if the Transferee assumes and agrees in writing to be bound by all of the terms of this Agreement. Notwithstanding the provisos to the prior sentence or anything to the contrary contained herein, Trump may not Transfer any of the Option Shares which are subject to a Stock Option Agreement until such Stock Option Agreement has terminated or expired. For purposes of this Agreement, "Transfer" shall mean with respect to any capital stock, (i) any sale, assignment or transfer of such capital stock or any right or interest therein, (ii) any pledge or hypothecation of such capital stock or any interest therein, (iii) any grant, sale or other transfer of securities convertible into or exchangeable or exercisable for or other options, warrants or rights to acquire such capital stock or any interest therein and (iv) any other direct or indirect transfer of such capital stock or any interest therein, including by operation of law (it being understood that any transferee by operation of law shall be required to comply with the provision of Section 2.1).

         Notwithstanding anything to the contrary contained in this Agreement, there shall be no restrictions hereunder on Trump's right to Transfer, and the Remaining Shares shall not be deemed to include, (i) 51,000 shares of Common Stock previously acquired by Trump in open market purchases or (ii) any shares of Common Stock or any option, right or warrant to acquire shares of Common Stock, which shall hereafter be acquired by Trump.

         2.2      Right of First Offer.

         (a) Prior to any Transfer of the Remaining Shares, Trump must first give written notice of his intent to make such Transfer (a "TRANSFER NOTICE") to Nash and Silverman setting forth the number of shares of Common Stock (the "FIRST OFFER SHARES") that Trump desires to transfer and the cash price that Trump proposes to be paid for such First Offer Shares and the other terms and conditions of such proposed Transfer.

         (b) Trump shall afford Silverman and Nash (each individually a "FIRST OFFER STOCKHOLDER", and collectively the "FIRST OFFER STOCKHOLDERS") the right, but not the obligation, to purchase all or part of the First Offer Shares on a pro rata basis (the "FIRST OFFER OPTION") on the same terms and conditions as set forth in the Transfer Notice. Notwithstanding anything to the contrary contained herein, the First Offer Stockholders will not elect to purchase a portion of the First Offer Shares in an amount less than 10,000 shares if the number of First Offer Shares is at least 10,000 shares in respect of a particular Transfer Notice and (ii) if the number of First Offer Shares is at least 10,000 in respect of a particular Transfer Notice and the First Offer Stockholders shall elect to purchase part of the First Offer Shares, then each First Offer Stockholder shall purchase such First Offer Shares in multiples of 1,000 shares.

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         The number of shares of Common Stock that each First Offer Stockholder will be entitled to purchase pursuant to such First Offer Option will be determined by multiplying (i) the number of shares Trump plans to sell as stated in the Transfer Notice by (ii) a fraction, the numerator of which shall equal the number of shares beneficially owned by such First Offer Stockholder as of the close of business on the day immediately prior to the date the Transfer Notice is delivered (the "TRANSFER NOTICE DATE") and the denominator of which shall equal the aggregate number of shares of Common Stock that are beneficially owned by the First Offer Stockholders as of the close of business on the day immediately prior to the Transfer Notice Date.

         Each First Offer Stockholder shall exercise the First Offer Option by delivering to Trump irrevocable written notice via facsimile transmission if reasonably practicable of the First Offer Stockholder's commitment to purchase all or part of his pro rata share of the First Offer Shares within two business days after receipt of the Transfer Notice (the "FIRST OFFER OPTION PERIOD"). Failure by either First Offer Stockholder to give such notice within such two-business-day period shall be deemed an election by such First Offer Stockholder not to purchase any of the First Offer Shares.

         (c) If neither First Offer Stockholder elects to purchase any First Offer Shares, Trump may Transfer the First Offer Shares in accordance with
Section 2.2(e) below. If one First Offer Stockholder fails to purchase any or all of his pro rata share of the First Offer Shares and the other First Offer Stockholder elects to purchase all of his pro rata share of the First Offer Shares, Trump shall give notice of such failure to such other First Offer Stockholder. Such notice shall state the number of First Offer Shares remaining that may be acquired by such First Offer Stockholder, which notice shall be made by telephone and confirmed in writing within two days. Such First Offer Stockholder shall have two business days from the date such notice was confirmed in writing (which confirmation may be by facsimile transmission) to purchase the remaining First Offer Shares.

         (d) Delivery of written notice by a First Offer Stockholder accepting the First Offer Option pursuant to clauses (b) and (c) above shall constitute a contract between such First Offer Stockholder, on the one hand, and Trump, on the other hand, for the purchase and sale of the number of First Offer Shares specified by such First Offer Stockholder on the terms and conditions set forth in the Transfer Notice. The purchase of any shares pursuant to the exercise of the First Offer Option shall be completed not later than 8 business days following delivery of the Transfer Notice with respect to the First Offer Shares, subject to receipt of any required material third-party or governmental approvals, compliance with applicable laws and the absence of any injunction or similar legal order preventing such transaction.

         (e) In the event that the First Offer Stockholders do not elect to acquire all of the First Option Shares, Trump shall have the right for a period of 45 days after the termination of the First Offer Option Period to Transfer the First Offer Shares not so acquired at a price and on terms and conditions no less favorable to Trump than those set forth in the Transfer Notice or in any written counter-proposal delivered by a First Offer Stockholder to Trump in respect of a particular Transfer Notice.

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         (f) Subject to the other provisions of this Agreement, this Section 2.2 shall not apply to any Transfer of the Remaining Shares pursuant to the terms of a merger or statutory share exchange between the Company and a third party or a liquidation of the Company.

         2.3 Payment and Delivery of Shares. At any closing hereunder, (a) the First Offer Stockholder shall pay the aggregate purchase price for the First Offer Shares to be purchased, which shall be payable by bank check or by wire transfer to an account designated by Trump and (b) Trump shall deliver to the First Offer Stockholder (i) a certificate or certificates representing the First Offer Shares so purchased registered in the name of the First Offer Stockholder or his designee or (ii) a certificate or certificates representing the First Offer Shares so purchased duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank. If any of the First Offer Shares shall be held by Trump in a brokerage account, Trump may deliver to the brokerage firm in which such First Offer Shares are held written notice to transfer record and beneficial ownership of the First Offer Shares purchased by the First Offer Stockholder to the brokerage account of the First Offer Stockholder. The First Offer Stockholder shall designate his brokerage account together with the written notice accepting the First Offer Option. The First Offer Stockholder shall reasonably cooperate with Trump and shall take reasonable actions requested by Trump to effectuate such transfer of ownership. However, it shall be solely Trump's obligation to effectuate such transfer of ownership.

                    ARTICLE 3. Representations and Warranties

         3.1      Representations and Warranties of the Stockholders.

         Each of the Stockholders represents and warrants to each other and to the Company as follows:

                  3.1.1 Binding Obligation. This Agreement constitutes his binding obligation, enforceable against him in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors' rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

                  3.1.2 No Conflict. The execution, delivery and performance of this Agreement by him and the consummation by him of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which he is subject, (ii) violate any order, judgment or decree applicable to him, or (iii) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation, bylaws or equivalent governing document or any material agreement or other material instrument to which he is a party or by which he or his property is bound.

         3.2 Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Stockholders as follows:

         (a) This Agreement has been duly and validly authorized, executed and delivered by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to

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enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (b) The execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Company with any of the provisions hereof does and will not (i) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any contract, permit or order to which the Company is a party or by which the Company or its properties or assets are bound; (ii) constitute a violation of any law applicable to the Company; or (iii) result in the creation of any lien upon the properties or assets of the Company. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of the Company in connection with the execution and delivery of this Agreement, or the compliance by the Company, with any of the provisions hereof, except as set forth in Schedule 4.1 to the Purchase Agreement.

         3.3 Disclaimer. None of the parties to this Agreement makes any representations or warranties to any of the other parties other than those expressly set forth herein.

                                    ARTICLE 4.  General

         4.1 Recapitalization, Exchanges, etc. Affecting the Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) shares of Common Stock and any option, right or warrant to acquire shares of Common Stock, and (b) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the shares of Common Stock, by combination, recapitalization, reclassification, merger, consolidation or otherwise. In the event of any change in the capitalization of the Company, as a result of any stock split, stock dividend or stock combination, the provisions of this Agreement shall be appropriately adjusted.

         4.2 Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy of law. Any such party shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

         4.3 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, upon delivery to a nationally recognized overnight courier service or when mailed by certified mail, return receipt requested, to a Stockholder or the Company at the address set forth in the Purchase Agreements (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision). All notices are effective upon receipt or upon refusal if properly delivered.

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         4.4 Legend. In addition to any other legend which may be required by applicable law, each share certificate representing shares of Common Stock beneficially owned by Trump, which are subject to this Agreement shall have endorsed, to the extent appropriate, upon its face the following words:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF NOVEMBER 17, 1999 (THE "STOCKHOLDERS AGREEMENT"), A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF FINANCIAL PERFORMANCE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICES. SUCH SECURITIES MAY NOT BE TRANSFERRED IN ANY WAY EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE STOCKHOLDERS AGREEMENT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO OTHER RIGHTS AND OBLIGATIONS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT.

         This legend shall be removed when the shares of Common Stock represented by such certificate shall no longer be subject to the terms and conditions of this Agreement.

         4.5 Entire Agreement; Amendments and Waivers. This Agreement, together with the other Transaction Documents, represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the parties hereto. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         4.6 Additional Documents. The Stockholders agree to execute any and all further reasonable documents and writings within their respective powers and to perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

         4.7 Binding Effect, Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights or any other rights of any kind in any person or entity not a party to this Agreement except as provided below.

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No assignment of this Agreement or of any rights or obligations hereunder may be made by Trump (by operation of law or otherwise) without the prior written consent of Silverman and Nash, except as provided herein, and any attempted assignment without such required consent shall be void. Silverman and Nash may assign this Agreement and any or all rights and obligations hereunder, in whole or in part, to any of their respective Affiliates, (any such Affiliate, a "Successor"). Notwithstanding the foregoing, Silverman and Nash may assign their respective rights under Section 2.2 of this Agreement in whole but not in part to any of their respective Affiliates. Silverman or Nash will require any such Successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Silverman or Nash, as the case may be, would be required to perform it if no such purchase, or succession had taken place. Upon any such permitted purchase or succession the references in this Agreement to the Purchaser shall also apply to any Successor unless the context otherwise requires.

         4.8 Severability. If any term, provision, covenant or condition of this Agreement or part thereof, or the application thereof to any Person, place or circumstance shall be held to be invalid, unenforceable or void by a court of competent jurisdiction, the remainder of this Agreement and such term, provision, covenant or condition shall remain in full force and effect, and any such invalid, unenforceable or void term, provision, covenant or condition shall be deemed, without further action on the part of the parties hereto, modified, amended and limited, and the court shall have the power to modify, amend, and limit such term, provision, covenant or condition, to the extent necessary to render the same and the remainder of this Agreement valid, enforceable and lawful.

         4.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the principles of conflict of laws thereunder.

         4.10 Attorneys' Fees. Should any litigation or arbitration be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and court costs incurred by reason of such litigation or arbitration.

         4.11 Headings. The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

         4.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.13 Submission to Jurisdiction; Waiver of Jury Trial; and Consent to Service of Process.

                  (a) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of

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or relating to this Agreement or any of the transactions contemplated hereby or by the other Transaction Documents and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

         4.14 Binding Effect. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, heirs and legal representatives and to permitted Transferees of shares owned by the Stockholders. Any Transfer of shares, in addition to any other requirements herein, shall be subject to receipt by the Stockholders and the Company of an executed agreement by such Transferee agreeing to become bound by the terms of this Agreement.

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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first set forth above.

                                  FINANCIAL PERFORMANCE CORPORATION


                                  By:__________________________
                                     Name:
                                     Title:



                                   __________________________
                                       ROBERT S. TRUMP



                                    __________________________
                                       JEFFREY S. SILVERMAN


                                   __________________________
                                       RONALD NASH


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